SUPPLEMENT NO. 1

ATEL CAPITAL EQUIPMENT FUND VII, L.P.
Supplement dated April 30, 1997 to prospectus dated November 29, 1996 of ATEL Capital Equipment Fund VII, L.P. (the "Fund"). The following is an update to the equipment acquisition summary in the prospectus reflecting all lessees and equipment leased through April 30, 1997.

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Chrysler Corporation
Moody's Credit Rating       A3
Lease Financing of          Material Handling Equipment
Lease Term                  5 years
Equipment Cost(1)
Lease Commitment:           $1,032,628
Funded to Date:             $982,293
Commencement Date of Lease  October to December 1996

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Mobil Business Resources Corp.
Moody's Credit Rating       Aa2
Lease Financing of          Helicopters
Lease Term                  3 years
Equipment Cost(1)           Fully Funded: $1,650,000
Commencement Date of Lease  November 1996

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Burlington Northern Railroad Co.(2)
Moody's Credit Rating       Aa1
Lease Financing of          Locomitives
Lease Term                  13 months
Equipment Cost(1)           Fully Funded: $5,010,960
Commencement Date of Lease  December 1996

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General Electric Corporation
Moody's Credit Rating       Aaa
Lease Financing of          Blow Molding Machine
Lease Term                  2 years
Equipment Cost(1)           Fully Funded: $906,370
Commencement Date of Lease  January 1997

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International Paper Company
Moody's Credit Rating       A3
Lease Financing of          Trackmobile
Lease Term                  5 years
Equipment Cost(1)           Fully Funded: $248,952
Commencement Date of Lease  January 1997

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Illinois Central Railroad Co.(3)
Moody's Credit Rating       Baa2
Lease Financing of          Railcars
Lease Term                  3 years
Equipment Cost(1)           Fully Funded: $1,610,000
Commencement Date of Lease  January 1997

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Cargill, Inc.(3)
Moody's Credit Rating       Aa3
Lease Financing of          Covered Hopper Railcars
Lease Term                  6 years
Equipment Cost(1)           Fully Funded: $6,534,000
Commencement Date of Lease  January 1997

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National Steel Corporation
Moody's Credit Rating       Ba3
Lease Financing of          Dozer Tractors
Lease Term                  5 years
Equipment Cost(1)           Fully Funded: $734,730
Commencement Date of Lease  April 1997

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General Electric Corporation
Moody's Credit Rating       Aaa
Lease Financing of          Spectrometers
Lease Term                  5 years
Equipment Cost(1)           Fully Funded: $306,545
Commencement Date of Lease  March 1997

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Southern Illinois Railcar Company(3)
Lease Financing of          Covered Hopper Railcars
Lease Term                  4 years
Equipment Cost(1)           Fully Funded: $462,000
Commencement Date of Lease  January 1997

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Minteq International, Inc.
Lease Financing of          Laser Measuring Machine
Lease Term                  3 years
Equipment Cost(1)           Fully Funded: $689,350
Commencement Date of Lease  January to March 1997

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International Paper Company
Moody's Credit Rating       A3
Lease Financing of          Wheel Loaders
Lease Term                  4 years
Equipment Cost(1)           Fully Funded: $417,700
Commencement Date of Lease  January to February 1997

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International Paper Company
Moody's Credit Rating       A3
Lease Financing of          Knuckle Boom Loader
Lease Term                  6 years
Equipment Cost(1)           Fully Funded: $213,095
Commencement Date of Lease  February 1997

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General Electric Corporation
Moody's Credit Rating       Aaa
Lease Financing of          Trackmobile
Lease Term                  5 years
Equipment Cost(1)           Fully Funded: $166,602
Commencement Date of Lease  March 1997

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Sisseton Milbank Railroad(3)
Lease Financing of          Covered Hopper Railcars
Lease Term                  3 years
Equipment Cost              Fully Funded: $330,000
Commencement Date of Lease  January 1997

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Columbus & Greenville Railroad(3)
Lease Financing of          Railcars
Lease Term                  16 months
Equipment Cost(1)           Fully Funded: $667,000
Commencement Date of Lease  January 1997

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Signature Flight Support Corporatiom
Lease Financing of          Fuel Trucks
Lease Term                  11 years
Equipment Cost(1)           Fully Funded: $760,000
Commencement Date of Lease  April 1997

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Tarmac America, Inc.(4)
Lease Financing of          Wheel Loaders
Lease Term                  18 months
Equipment Cost(1)           Fully Funded: $350,000
Commencement Date of Lease  April 1997

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National Steel Corporation
Moody's Credit Rating       Ba3
Lease Financing of          Dozers and Loaders
Lease Term                  5 years
Equipment Cost(1)           Fully Funded: $2,985,284
Commencement Date of Lease  July 1997

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Sematec, Inc.
Lease Financing of          Manufacturing Equipment
Lease Term                  3 years
Equipment Cost(1)           Lease Commitment:$3,703,600
                            Funded to Date: $840,000
Commencement Date of Lease  July to August 1997

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International Paper Company
Moody's Credit Rating       A3
Lease Financing of          Material Handling Equipment
Lease Term                  5 Years
Equipment Cost(1)           Lease Commitment: $73,195
Commencement Date of Lease  1997

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Omnicom Group, Inc.(5)
Moody's Credit Rating       Baa2
Lease Financing of          Furniture & Fixtures
Lease Term                  5 years
Equipment Cost(1)           Lease Commitment: $1,400,000
Commencement Date of Lease  1997

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International Paper Company
Moody's Credit Rating       A3
Lease Financing of          Construction and Logging & Lumber Equipement
Lease Term                  5 to 6 years
Equipment Cost(1)           Lease Commitment: $650,008
Commencement Date of Lease  1997

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Maxtor Corporation(6)
Lease Financing of          Manufacturing Equipment
Lease Term                  3 years
Equipment Cost(1)           Lease Commitments: $10,000,000
Commencement Date of Lease  1997

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Minteq International, Inc.
Lease Financing of          Manufacturing Equipment
Lease Term                  3 years
Equipment Cost(1)           Lease Commitment: $653,950
Commencement Date of Lease  1997

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National Steel Corporation
Moody's Credit Rating       Ba3
Lease Financing of          Mining Equipment
Lease Term                  4 to 5 years
Equipment Cost(1)           Lease Commitment: $4,279,986
Commencement Date of Lease  1997

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ATEL Capital Equipment Fund VII
Total Equipment Cost(as of April 30, 1997)
Funded to Date:             $25,864,881
Commitments to be Funded:   $19,971,074
Total Cost:                 $45,835,955

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(1) The "equipment cost" for each of the Fund's lease transactions may reflect a fully funded acquisition, a partially funded commitment or a lease commitment which has not yet been funded. Transactions for which the equipment cost is characterized as "fully funded" reflect the actual amount invested in the transaction as of the date hereof, and no further funding is anticipated for these transactions. The equipment cost for partially funded transactions is described by the full lease commitment and the amount actually funded as of the date hereof. For transactions which have not yet been funded, the equipment cost reflects only the lease commitment. For those leases which are not fully funded as of the date hereof, the amount of the lease commitment and the stated range of commencement dates of the lease represent the Fund Manager's best estimate as to the ultimate size and timing of the transaction, based on the Fund's lease commitment to the lessee, its discussions with the lessee regarding funding requirements and timing, the current and anticipated availability of Fund capital and other factors. There can be no assurance, however, that any portion of a transaction which has not yet been funded will be completed as described.

(2) A portfolio purchased from LPCA (a wholly-owned subsidiary of GATX Corporation). Lease term represents the remaining months of the existing lease contract.

(3) A portfolio purchased from MRX Corporation. Lease term represents the remaining months of the existing lease contract.

(4) Co-lessee with Tarmac Mid-Atlantic, Inc.  Lease is guaranteed by Tarmac PLC.

(5)  Guaranteed  by  Omnicon  Group,   Inc.   Actual  Lessees  are  various
subsidiaries of OmnicomGroup, Inc.; DDB Needham Worldwide, Inc.; Griffin Bacal, Inc.; DDB Needham Chicago, Inc.; Tracey-Locke, Inc.; Puskar Gibbon Chapin, Inc.; The Focus Agency Inc.; and Elgin Syferd/DDB Needham, Inc.

(6) Guaranteed by Hyundai Electronics.
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Status of the Offering

As of January 6, 1997, the Fund had received and accepted subscriptions for 120,000 Units. As a result, the escrow condition was met and the subscription proceeds were released to the Fund.

As of April 30, 1997, the Fund had received and accepted subscriptions for 2,202,797 units for total subscriptions in the amount of $22,027,970. As of this date, the Fund had committed all of such proceeds to equipment costs, offering and organization expenses and capital reserves.